Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Lukas Braunschweiler, the Chief Executive Officer of Dionex Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lukas Braunschweiler

Name:	Lukas Braunschweiler
Title:	President, Chief Executive Officer and Director
Dated:	October 31, 2003